EXHIBIT I



                                   JOINT FILING AGREEMENT
                                   ----------------------




                       Each of the undersigned hereby agrees that the
               Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: April 9, 1996



               The Equitable Companies Incorporated



               BY:  /s/ Joanne T. Marren
                  -------------------------
                  Joanne T. Marren
                  Senior Vice President




               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; Alpha Assurances I.A.R.D. Mutuelle, Uni Assurance Europe Mutuelle, as a group, and AXA


               Signed on behalf of each of the above entities



               BY:      /s/ Joanne T. Marren
                  -----------------------------------------
                  Joanne T. Marren
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)